Exhibit 10.22

                        CHEMICAL GROUP OF MONSANTO

Contract for Toll Manufacturing

Contract: #  T 1084A00

With:  El Dorado Chemical Company

Prepared by:

Chemical Group of Monsanto
800 North Lindbergh Boulevard
St. Louis, Mo.  63167

                       TABLE OF CONTENTS (05/16/94)

     TITLE                                       DATE       PAGES

Table of Contents     (this page)               05/16/94        1

Toll Processing Agreement                       01/01/94       10

Schedule A:  Material Specification             08/01/88        1

Schedule B:  Product Specification (Monsanto)   01/11/91        1
             Contractor Internal Specification  05/07/92        1

Schedule C:  Special Instructions               01/01/94        1

Schedule D:  Delivery Schedule                  01/01/94        1

Schedule E:  Service Fee                        01/01/94        2

Schedule F:  Invoicing and Inventories          01/01/94        1

Schedule G:  Representatives and Notices        01/01/94        1

Schedule H:  Monthly Invoice & Mat. Balance     08/01/88        1

Schedule I:  Material Safety Data Sheets        07/00/92        4

























MONSANTO                                               PROCESSING AGREEMENT
_________________________________________________________________


PROCESSING AGREEMENT dated January 1, 1994 between Monsanto Company, a Delaware corporation with general offices at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167 ("Monsanto") and El Dorado Chemical Company, an Oklahoma corporation with general offices at Old Smackover Highway 7B, El Dorado, Arkansas 71730 ("Contractor").

        1. DEFINITIONS. As used in this Agreement, the following terms shall have the following defined meanings:

        (a) "Material" shall mean the material to be provided by Monsanto to Contractor, as described in Schedule A hereof, which Material shall meet the Material specifications attached hereto and made a part hereof.

        (b) "Product" shall mean the product described in Schedule B to be produced by Contractor hereunder from the Material supplied by Monsanto, which Product shall meet the Product specifications attached hereto and made a part hereof.

        (c) "Services" shall mean the services to be provided or performed by Contractor pursuant to this Agreement at Contractor's Facilities with respect to the Material and Product, including but not limited to the following: to receive, handle and store, in suitable facilities free from contamination, the Material required for the production of Product; to receive, order, handle and store sufficient additional raw materials, if any, required for the production of Product; to process the Material into Product; to sample and test the Product for quality and to promptly deliver to Monsanto written reports on the results of such sampling and testing, all according to the written instructions of Monsanto and as may be set forth or referred to in Schedule C; to keep records of each shipment of Product showing pertinent information relating thereto including, without implied limitation, the loaded weight and assay of Product and to provide one copy of each record to Monsanto; to load and ship the Product to Monsanto's Plant (as hereinafter defined) at such times as may be designated by Monsanto; dispose of all wastes and residues generated in connection with the performance of services hereunder in a safe and lawful manner; and to provide all operations, labor, supervision, equipment, tools, machinery, facilities, supplies and materials (excepting the Material) necessary or appropriate for Contractor's performance hereunder.

        (d) "Facility" shall mean Contractor's plant located near El Dorado, Arkansas

        (e) "Plant" shall mean Monsanto's W. G. Krummrick Plant located at Sauget, Illinois.

        2. TERM. The term of this Agreement shall commence on the date first stated above and shall continue in full force and effect through December 31, 1998. However, either party may terminate this Agreement at any time upon notice to the other party if performance of this Agreement or the sale or use of the Product is held to be a violation of, in whole or in part, any governmental laws, ordinances, orders, rules, regulations and actions of the United States and of any state, county, township or municipal subdivision or other municipal subdivision or other governmental agency that would materially affect such party's performance under this Agreement. Sections 7, 8, 9, 10, 11, 12 and 14 shall survive any termination or expiration of this Agreement. Further either party may terminate this Agreement immediately without liability by providing written notice to the other party hereto if such other party is in breach or default under any of its obligations under this Agreement and said breach or default shall continue unremedied for thirty (30) days after written notice thereof is received by such defaulting party.

        Monsanto may terminate this Agreement if Monsanto decides to process the Material to Product itself, decides to terminate the product which is produced from the Product or decides to sell the business of the product which is produced from the Product. In the event of the sale of such business Monsanto will exercise good faith efforts to assign this Agreement to such buyer if Contractor so desires.

        3. CHANGE IN MATERIAL, PROCESS OR PROCEDURE. Prior to making any change in raw material or methods of manufacture employed in producing Product hereunder which Contractor knew, or should have known, would make such Product unsuitable to Monsanto, Contractor shall notify Monsanto of Contractor's intent to do so.

     If, at any time, any Product to be supplied to Monsanto does not meet specifications set forth in Schedule B attached hereto, or the process or procedure utilized by the Contractor for manufacture of such Product changes materially without Monsanto's prior written consent so that, in either event, such Product is unsuitable to Monsanto, Monsanto may notify Contractor of such problem and thereafter suspend shipments hereunder. Monsanto agrees to work in good faith with Contractor to attempt to resolve any such problem. However, if no resolution satisfactory to both parties, is achieved within thirty (30) days after the giving of such notice, Monsanto may terminate this Agreement, without liability upon at least thirty (30) days' prior written notice.

        4. REQUIREMENTS, QUANTITY, CONVERSION RATIO AND INVENTORIES OF MATERIAL

        (a) Except as otherwise expressly provided in this Agreement, Contractor agrees to perform Services and deliver all of Monsanto's requirements for the Product to Monsanto in accordance with the requirements of this Agreement.

        (b) Except as otherwise expressly provided in this Agreement, Monsanto agrees that during the term of this Agreement (i) the Contractor shall process all of Monsanto's requirements for the Product pursuant to the terms hereof and (ii) Monsanto shall purchase from the Contractor all of its requirements for the Product. In the event Monsanto at any time is offered a lower conversion fee for Product of equal quality in quantities greater than one half of the total requirements by a reputable manufacturer and furnished Contractor proof of same, Contractor shall supply Product at the lower conversion fee or permit Monsanto to purchase such quantity elsewhere. If Monsanto should purchase such quantity elsewhere, Contractor may give notice of pricing revisions to Monsanto. If no agreement satisfactory to both parties, is achieved within thirty (30) days after the giving of such notice, either party may terminate this Agreement, without liability, upon at least thirty (30) days' prior written notice.

        Monsanto shall be allowed to take up to six tank cars of Product from a third party supplier in order to certify the quality of the Product. After such certification of quality of Product from a third party in the event Contractor is unable to supply Product to Monsanto from its Facility, Contractor shall purchase at its expense certificated Product from the third party and supply such Product to Monsanto at the Services Fee then stated in the Agreement. This third party certification shall be accomplished by December 31, 1994. A re-certification of the third party shall be completed by December 31, 1996 using up to six tank cars of Product.

        (c) Contractor shall convert Material delivered to Contractor by Monsanto hereunder into Product for Monsanto at the Facility at the following Conversion Ratio ("Conversion Ratio"):

        For each ton of Material supplied by Monsanto to Contractor hereunder, Contractor shall produce and deliver to Monsanto 3.31 tons of Product (100% acid basis).


Monsanto estimates its requirements hereunder to be approximately 26,000 to 28,000 tons of Product (100% acid basis) per Contract Year to be taken in approximately equal monthly installments. This volume is not to be considered a guaranteed volume. For purposes of enabling Contractor to plan its production Monsanto shall supply to Contractor estimated monthly Product volumes per Schedule D.

Within thirty (30) days of termination or expiration of this Agreement, a final Material balance shall be sent to Monsanto. Should balance show that Monsanto is owed Material, Contractor will make provisions to tender Material to Monsanto within sixty (60) days of termination or expiration of this Agreement. Material will be tendered on the Gulf Central Pipeline System at an injection point between Fortier, Louisiana and Sterlington, Louisiana.

In order for Contractor to comply with this Agreement, Monsanto recognizes that Monsanto must supply Material to Contractor on an uninterrupted basis, which Material is to be provided to Contractor by Monsanto at Monsanto's cost and expense. Monsanto shall, at its expense and cost, delivery Material to Contractor at a rate which is sufficient, through application of the Conversion Ratio set forth in this Section 4(c) to produce the quantities of Product required by Monsanto hereunder, and to maintain at the Facility such appropriate amount of inventory of Material so that Contractor can comply with the terms hereof. Monsanto shall maintain a minimum amount of inventory of Material at the Facility of 500 tons at all times.

Notwithstanding anything herein to the contrary, the Contractor's obligations under this Agreement to perform the Services hereunder and to deliver Product to Monsanto are subject to and conditioned upon Monsanto having delivered to Contractor Material in sufficient time and in a sufficient amount through application of the Conversion Ratio set forth in this Section 4(c), for Contractor to perform the Services and produce the quantities of Product required to be produced by Contractor for and delivered to Monsanto hereunder.

        5. SERVICES FEE. As consideration for Contractor's delivery of Product to Monsanto in accordance with this Agreement, Monsanto agrees to pay Contractor a Services Fee as set forth in Schedule E attached hereto and made a part hereof. The Services Fee shall constitute the total financial obligation of Monsanto to Contractor as to the purchase price for the Product.

        6. DELIVERY; TITLE AND RISK OF LOSS.

        (a) Delivery of Material by Monsanto to Contractor hereunder shall be made at the Facility in accordance with the terms of the Section called "Delivery Schedule" set forth in Schedule D attached hereto and made a part hereof, or otherwise as may be mutually agreed by the parties.

        (b) Title to and other incidents of ownership of:
        (i) The Material and the Product processed hereunder (all collectively called "Monsanto's Material") shall be in Monsanto and shall remain the property of Monsanto at all times, subject to Monsanto's compliance with the terms of this Agreement;
        (ii) All other products, by-products, wastes and residues resulting from the processing of the Material, shall pass to Contractor as they are generated in the performance of Services hereunder and shall remain the property of the Contractor.

        (c) Contractor shall be liable to Monsanto for all contamination, loss or damage to Monsanto's Material after such is delivered to the Facility and to the Product until such Product is delivered to Monsanto's Plant, unless contamination is caused by reason of force majeure. In the event Contractor shall be liable or responsible to Monsanto pursuant to this paragraph, Contractor shall pay to Monsanto on demand, Monsanto's cost of the Material and/or Product contaminated, lost or damaged, based on Monsanto's manufacturing and other costs, plus freight expense, less net salvage value, if any, received by Monsanto. Monsanto shall make a reasonable effort under the then prevailing circumstances to dispose of the damaged Material and/or Product at a fair and reasonable value indicating in advance to Contractor the amount of net salvage value to be credited to Contractor.

        7. CONTRACTOR'S AND MONSANTO'S COVENANTS AND WARRANTIES

        (a) Contractor covenants with and warrants to Monsanto that:
        1. Contractor has the requisite experience, knowledge and expertise, suitable facilities and qualified personnel and legal right to perform the Services hereunder in a sound, safe, lawful and workmanlike manner;
        2. Contractor hereto recognizes the importance of maintaining a safe and healthful workplace and knows and understands the potential health, safety and/or environmental considerations associated with the Material and the Product and the toxic nature of the Material and all other products, by-products and residues resulting from or in any way referred to the processing of the Material. Certain information as to the character of the Material and certain recommended precautions for exposure to and handling of the Material and Product have been provided to Contractor by Monsanto as described or referred to in the Material Safety Data attached hereto as Schedule I. Contractor shall advise and inform its employees, agents, representatives and subcontractors of the nature of the Material and Product and the potential hazards connected with it prior to such individuals' employment in connection with the Product. Contractor hereto shall see that all appropriate safety and handling precautions are followed and shall take all appropriate actions to ensure a healthful workplace and the safety and well-being of persons, property and the environment in the performance of their respective duties hereunder. Each party hereto agrees to inform the other in writing of any toxic or otherwise hazardous property relating to the Material or Product which becomes known to Contractor or Monsanto subsequent to the date of this Agreement.
        3. Contractor will perform Services in a sound, safe, lawful and workmanlike manner, and that the Product produced and delivered by it hereunder shall conform to the attached Product specifications;
        4. Contractor will own and dispose of all products, by-products, wastes and residues resulting from the processing of the Material.
        (b) Each party hereto agrees to comply with all laws, ordinances, orders, rules, regulations and actions of the United States and of any state, county, township or municipal subdivision or other governmental agency which may now or hereafter be applicable to this Agreement, including but not limited to those pertaining to employee safety and health and environmental protection and TSCA Section 8 (a) through Section 8 (e) and that it has obtained and will maintain in effect all permits, licenses and other documentation required now or hereafter in order to comply with such governmental laws, ordinances, orders, rules, regulations and actions and shall furnish copies of same to the other party upon its request.

        8. INVOICING AND INVENTORIES. Contractor shall invoice Monsanto for Product delivered to Monsanto hereunder and Monsanto shall pay Contractor the amounts covered by such invoices in accordance with the Section "INVOICING AND INVENTORIES" in Schedule F attached hereto and made a part hereof.

        9. WARRANTIES.

        (a) Subject to subparagraphs (c) and (f) of this Section 9 Monsanto warrants title and that the Material delivered to Contractor hereunder shall meet the specifications set forth in Schedule A. Except as otherwise provided in the preceding sentence and except as otherwise provided in this Agreement, MONSANTO MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR ANY OTHER MATTER WITH RESPECT TO ANY MATERIAL DELIVERED UNDER THIS AGREEMENT, WHETHER OR NOT SUCH MATERIAL MEETS SUCH SPECIFICATIONS and whether alone or in combination with any other material.

        (b) Subject to subparagraphs (d) and (e) of this Section 9, Contractor warrants that the Product delivered to Monsanto hereunder shall meet the specifications set forth in Schedule B Except as otherwise provided in the preceding sentence and except as otherwise provided in this Agreement, CONTRACTOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND EXPRESS OR IMPLIED AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR ANY OTHER MATTER WITH RESPECT TO ANY PRODUCT DELIVERED UNDER THIS AGREEMENT WHETHER OR NOT SUCH PRODUCT MEETS SUCH SPECIFICATIONS and whether used alone or in combination with any other material.

        (c) Subject to Section 9(f) hereof, all claims by the Contractor for any cause whatsoever (whether such cause be based in contract, negligence, strict liability, other tort or otherwise) relating to breach by Monsanto of its warranties contained in Section 9(a) hereof shall be deemed waived unless made in writing and received by Monsanto within ninety (90) days after receipt of the material in respect to which such claim is made, provided that as to any such cause not reasonably discoverable within such ninety (90) day period (including that discoverable only in processing, further manufacture or other use) any claim shall be made in writing and received by Monsanto within one hundred eighty (180) days after Contractor's receipt of the material in respect to which such claim is made, or within sixty (60) days after Contractor learns of the facts giving rise to such claim, whichever shall first occur. Failure of Monsanto to receive written notice of any such claim within the applicable time period shall be deemed an absolute and unconditional waiver by Contractor of such claim.

        (d) Subject to Section 9(e) hereof, all claims by Monsanto for any cause whatsoever (whether such cause be based in contract, negligence, strict liability, other tort or otherwise) relating to breach by Contractor of its warranties contained in Section 9(b) hereof or for late or failure to deliver Product to Monsanto shall be deemed waived unless made in writing and received by Contractor within ninety (90) days after Monsanto's receipt of the Product in respect to which such claim is made, or if such claim is for non-delivery of Product within ninety (90) days after the date upon which such Product was to have been delivered provided that as to any such cause not reasonably discoverable within such ninety (90) day period (includinq that discoverable only in processing, further manufacture, other use or resale), any claim shall be made in writing and received by Contractor within one hundred eighty (180) days after Monsanto's receipt of the Product in respect to which such claim is made, or within sixty (60) days after Monsanto learns of the facts giving rise to such claim, whichever shall first occur. Failure of Contractor to receive written notice of any such claim within the applicable period shall be deemed an absolute and unconditional waiver by Monsanto of such claim.

        (e) Except for the extent covered by Section 11, Monsanto's exclusive remedy, and Contractor's total liability, with respect to defective Product or Services supplied or to be supplied under this Agreement (whether such cause be based in contract negligence, strict liability, other tort or otherwise) shall (i) if Monsanto's claim related solely to any loss or damage to Materials supplied by it, not exceed the then current market value of the lost or damaged Materials plus freight or, at Contractor's election, the replacement thereof, or (ii) if Monsanto's claim relates to Products supplied by Contractor, not exceed an amount equal to the sum of any Services Fee and freight charges actually paid by Monsanto with respect to the Product as to which the claim is made plus the then current market value of the Materials supplied by Monsanto and used therein, or, at the election of Monsanto, the replacement thereof with Product produced from Material supplied by and at the sole expense of Contractor. In no event shall the Contractor be liable to Monsanto for any indirect, incidental, consequential or punitive damages however caused. Contractor shall not be liable for, and Monsanto assumes liability for, all personal injury and property damage connected with the handling, transportation, possession, or further processing of Product after delivery to Monsanto hereunder, whether such Products are used alone or in combination with any other material.

        (f) Contractor's exclusive remedy, and Monsanto's total liability, with respect to all defective Material supplied or to be supplied hereunder by Monsanto to Contractor (whether such cause by based in contract, negligence, strict liability, other tort or otherwise) shall in no event exceed the then current market value of the Material for which the claim is made, or at the election of Monsanto, the replacement thereof with Material. In no event shall Monsanto be liable to Contractor for any indirect incidental, consequential or punitive damages resulting from such defective material. Monsanto shall not be liable for, and Contractor assumes liability for, all personal injury and property damage connected with the handling, possession, processing, further manufacture of other use of such Material after delivery to Contractor hereunder, whether such Material is used alone or in combination with any other material.

        10. INDEMNIFICATION. Except as otherwise provided in this Section 10, Contractor shall indemnify and hold harmless Monsanto, its present, past and future employees and agents, from and against any and all claims, liabilities, suits, and proceedings, judgments, orders, fines, penalties, damages, losses, costs and expenses (including, without limitation, costs of defense, amounts paid in settlement (provided such settlement is paid with the consent of Contractor) and reasonable attorneys' fees and expenses) (all of the foregoing herein collectively called "Liabilities, Proceedings, and Damages") arising out of actions against Monsanto brought by an independent third party in connection with (a) any of Monsanto's Material, or any part thereof, while in the possession or custody of Contractor and resulting from Contractor's negligence; (b) Contractor's negligence relating to any Services or any other activities or operations of or by Contractor, its employees or agents under or related to this Agreement; (c) any failure of Contractor or any of its employees or agents to observe or comply with any of Contractor's duties or obligations under this Agreement, including, without limiting the generality of the foregoing, any failure to observe or comply with any applicable laws ordinances, codes, orders, rules or regulations and including any failure to properly dispose of wastes relating to this Agreement. The foregoing obligations of Contractor shall include, but not be limited to, any and all Liabilities, Proceedings and Damages arising due to the Contractor's negligence resulting in (i) injury to or death of any person (including, without limitation, employees or agents of Contractor or Monsanto), (ii) damage to or loss or destruction of any property (including, without limitation, property of Contractor or Monsanto, or their employees or agents), and (iii) any contamination of, injury or damage to or adverse effect on persons, animals, aquatic and wildlife, vegetation, waters or the environment.

        The foregoing indemnification shall apply regardless of the basis of liability or legal principle involved (including, without limitation, contract, warranty, negligence, strict liability, other tort, violation of law or otherwise), but shall not apply to Liabilities, Proceedings and Damages to the extent caused by (i) Monsanto's negligence or willful or criminal misconduct or (ii) Monsanto's breach or default of any of the terms or provisions or any of its duties or obligations under this Agreement.

        11.  INSURANCE.

        (a) Contractor shall not begin the performance under this Agreement until:
        (i) It has obtained all the insurance hereinafter required; and
        (ii) It has furnished Monsanto with certificates of insurance satisfactory to Monsanto evidencing such required insurance; and
        (iii) Copies of any provisions in Contractor's contract of insurance excluding coverage for pollution have been provided to Monsanto.

        (b) Every contract of insurance providing the coverages required herein shall provide that such coverage shall not be terminated or reduced without the insurance carrier first giving Monsanto at least thirty (30) days' prior written notice thereof, and Contractor shall make such arrangements as are necessary to ensure that no termination, reduction or cancellation of the insurance required herein becomes effective until thirty (30) days after Monsanto receives such notice.

        (c) Contractor shall take out and maintain, at its expense, during the term of this Agreement, and for a minimum of two (2) years following the expiration or termination of this Agreement, at least the following insurance in insurance companies satisfactory to Monsanto:

         COVERAGE                                LIMITS

(1) Worker's Compensation              Statutory
(2) Employers' Liability               $500,000 each occurrence
(3) Comprehensive General              $1,000,000 each occurrence
    Liability (Bodily Injury)
(4) Comprehensive General              $1,000,000 each occurrence
    Liability (Property Damage)
(5) Automobile Liability               $1,000,000 combined single
    (Bodily Injury and                 limit
    Property Damage)

        (d) The insurance certificates evidencing the required coverage shall include a certification that the above-described insurance coverages include coverage for Contractor's contractual liability under this Agreement.

        (e) Contractor shall secure from the company carrying Contractor's Worker's Compensation insurance a waiver of subrogation in favor of Monsanto and its employees and shall furnish to Monsanto a copy of said waiver.

        (f) Notwithstanding any other provision of this Agreement, Contractor's general liability insurance shall (i) be provided on an "occurrence" form of policy, (ii) name Monsanto as an additional insured, and (iii) include coverage for all of Contractor's contractual liability under Section 10 with limits not less than those set forth above. Additionally, the required certificates shall indicate that such general liability insurance coverage will be primary to any other valid and collectible insurance.

        (g) The insurance requirements set forth herein are minimum coverage requirements and are not to be construed in any way as a limitation on Contractor's liability under this Agreement.

        12. NOTIFICATION OF CITATIONS AND CLAIMS. Contractor agrees that it will promptly notify Monsanto of any of the following which relates to or is connected with any Services furnished pursuant to this Agreement: (i) any warning, citation, indictment, claim, lawsuit, or proceeding issued or instituted by any federal, state or local governmental entity or agency against or upon Contractor, (ii) the revocation of any license or permit issued to Contractor by any such entity or agency, or (iii) any other claim (including, without limitation, claims for Workmen's Compensation) or lawsuit against Contractor for personal injury, death or property damage.

        13. EXCUSE OF PERFORMANCE. The performance or observance by either party of any obligations of such party under this Agreement may be suspended by it in whole or in part in the event of any of the following which prevents such performance or observance: Act of God, war, riot, fire, explosion, accident, flood, sabotage, strike, lockout, injunctions, inability to obtain fuel, power, raw materials, labor, containers or transportation facilities, breakage or failure of machinery or apparatus, national defense requirements, compliance with governmental laws, regulations, orders or action, or any other cause (whether similar or dissimilar) beyond the reasonable control of such party; provided however, that the party so prevented from complying with its obligations hereunder shall immediately notify in writing the other party thereof and such party so prevented shall exercise diligence in an endeavor to remove or overcome the cause of such inability to comply and provided further that neither party shall be required to settle a labor dispute against its own best judgment. Deliveries suspended or not made by reason of this Section shall be cancelled without liability, but this Agreement shall otherwise remain unaffected. Nothing in this Section 13 shall excuse Monsanto from paying contractor the Service Fee for Products delivered by Contractor to Monsanto, or excuse Contractor from performance or observance of its obligations under this Agreement by reason of its failure or inability to observe or comply with Section 7 (b) of this Agreement.

        14. SECRECY PROVISIONS. Contractor shall treat and maintain and cause its employees and agents to treat and maintain as Monsanto's confidential property and not use or disclose to others during the term of this Agreement and for five (5) years thereafter except as is necessary to perform the work hereunder any written information (including any technical information, experience or data) supplied by Monsanto to Contractor and marked as "confidential information" regarding Monsanto's products, plans, programs, plants, processes, costs, equipment, operations or customers which may be heretofore or hereafter to Contractor, its employees or agents in the performance of this Agreement without in each instance securing the prior written consent of Monsanto. Contractor shall also treat as confidential and shall not use or disclose to others, information relating to the chemical composition or specifications of the Material or Product or the quantity of Material or Product delivered to it by Monsanto or Product produced by Contractor.

        Upon the expiration or termination of this Agreement, or at any earlier time at Monsanto's request, Contractor shall deliver to Monsanto all writings, drawings, memoranda and other material, including all copies and extracts thereof, delivered to Contractor by Monsanto prior to or during the term of this Agreement, which contain or relate to said Monsanto confidential information.

        The provisions of this Section 14 shall not apply to any information referred to in this Section which Contractor establishes (i) has been published and has become part of the public domain other than by acts or omissions of Contractor, its employees or agents, (ii) has been furnished or made known to Contractor by third parties (other than those acting directly or indirectly for or on behalf of Monsanto) as a matter of legal right and without restriction on disclosure or use, or (iii) was lawfully in Contractor's possession prior to disclosure thereof by Monsanto to Contractor and was not acquired by Contractor, its employees or agents directly or indirectly from Monsanto. Further, notwith-standing anything herein to the contrary, any disclosures required by law of such confidential information shall not be deemed a breach of this Section 14.

        15. PATENT INFRINGEMENT. Contractor shall defend all suits and claims for infringement of any patent rights relating to the Services and shall hold Monsanto, its present, past and future employees and agents harmless from loss, liability, costs and expenses on account thereof. Monsanto shall defend all suits and claims for infringement of patent rights related to the Materials and Product and shall hold Contractor, its present, past and future employees and agents harmless for loss, liability, costs and expenses on account thereof.

        16. TAXES. Unless otherwise specifically set forth in this Agreement, Contractor shall pay all applicable sales, consumer, use, service, occupation, privilege or other similar taxes required by law relating to the Services (including interest and penalties, if any) without reimbursement by Monsanto. Contractor shall also pay all federal income, excise and privilege taxes and all state and local income taxes, if any, relating to the Services without reimbursement by Monsanto. Any property tax assessable against the Product shall be paid by Monsanto, and Monsanto shall pay all sales, consumer, use, excise, service, occupation, privilege, income or other similar taxes required by law (local, state or federal) relating to the Material or Product (including interest and penalties, if any) without reimbursement by Contractor.

        17. INDEPENDENT CONTRACTOR. Contractor is and shall always remain an independent contractor in its performance of this Agreement. The provisions of this Agreement shall not be construed as authorizing or reserving to Monsanto any right to exercise any control or direction over the operations activities, employees or agents of Contractor in connection with this Agreement, it being understood and agreed that the entire control and direction of such operations activities, employees or agents shall remain with Contractor as an independent contractor. Neither party to this Agreement shall have any authority to employ any person as an employee or agent for or on behalf of the other party to this Agreement for any purpose, and neither party to this Agreement, nor any person performing any duties or engaging in any work at the request of such party, shall be deemed to be an employee or agent of the other party to this Agreement.

        18. ASSIGNMENT. Neither party shall, whether by operation of law or otherwise, assign or otherwise transfer any of its rights nor delegate the performance of its obligations under this Agreement without the other party's prior written consent and any attempted assignment, transfer or delegation without such content shall be void and of no effect. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

        19. NOTICE. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered by hand or deposited in the United States mails, postage prepaid, addressed as specified on Schedule G attached hereto and made a part hereof or to such other address as may be specified from time to time in a written notice given by such party. Both parties agree to acknowledge receipt of any notice delivered in person.

        20. MISCELLANEOUS.

        (a) This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of this Agreement with respect to the subject matter hereof; and all prior agreements, negotiations, dealings and understandings, whether written or oral, regarding the subject matter hereof, are hereby superseded and merged into this Agreement. No conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and this Agreement shall not be considered amended or modified by a purchase order, acknowledgement or acceptance of purchase order or shipping instruction forms containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by either party with respect to any breach or default or of any right or remedy and no course of dealing or performance shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound.

        (b) If Monsanto furnishes technical or other advice to Contractor, whether or not at Contractor's request, Monsanto shall not be liable for, and Contractor assumes all risk of, such advice and the results thereof, unless such technical or other advice is given in bad faith or resulting from the gross negligence of Monsanto. No inspection or review by Monsanto of the Facility or Contractor's operations shall relieve Contractor of any of its obligations under this Agreement.

        (c) As used in this Agreement, employees or agents of a party hereto shall be deemed to include such party's past, present and future officers and directors.

        (d) Section headings as to the contents of particular sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

        (e) The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed and construed in accordance with the laws of the State of Missouri.

        (f) If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement or any other application of such term or provision shall not be affected thereby.

EL DORADO CHEMICAL COMPANY               MONSANTO COMPANY

BY /s/ James L. Wewers                   BY /s/ Gary J. Page
   ______________________                   _____________________

TITLE President                          TITLE Director, Trans-
                                               portation and
                                               Distribution
   ______________________                   _____________________
















ELDORADO.PA


                                                                 SCHEDULE A
                                                                 __________
                                                                   08/01/88


                                "MATERIAL"

                     ANHYDROUS AMMONIA SPECIFICATIONS
                     ________________________________


CHARACTERISTICS                      LIMITS               METHOD NO.
_______________                      ______                ______

Water                              0.25% min.             EDC-400
                                   0.50% max.

Oil                                5 ppm max.             EDC-410

% Anhydrous Ammonia                99.5% min.             Calculated by
    NH3                                                     difference

Iron                               1 ppm max.             EDC-420



                        EL DORADO CHEMICAL COMPANY
                               P.O. BOX 231
                      EL DORADO, ARKANSAS  71731-0231
                (501) 883-1400  FAX NUMBER: (501) 883-1428

                        PRODUCT SPECIFICATION SHEET
_________________________________________________________________
_________________________________________________________________

EFFECTIVE DATE:       07-May-92         PRODUCT NAME:  NITRIC ACID

ISSUE NUMBER:           12              PRODUCT CODE:  7000200

SUPERSEDES:             11              PRODUCT GRADE: CONCENTRATED
                                           98% (MONSANTO GRADE)
_________________________________________________________________
_________________________________________________________________
APPROVALS:

PLANT MANAGER:                       PRODUCTION MANAGER:

/s/ 6/8/92                           /s/ Marlyn Roberts 6-4-92
_________________________            _________________________
QUALITY CONTROL MANAGER:             MARKETING PRODUCT MGR:

/s/ Ken Lane  J T Carter             /s/ Ann T. O'Donnell 6/12/92
_________________________            _________________________
_________________________________________________________________
                        GENERAL PRODUCT DESCRIPTION

        A LIGHT YELLOW SOLUTION HAVING AN ODOR OF NITROGEN DIOXIDE
_________________________________________________________________
PRODUCT CHARACTERISTICS:
                                                           TEST
TEST                           SPECIFICATION   TYPICAL      METHOD
FREQUENCY     PROPERTY         LIMITS         VALUES       NO.
_________  ________________    ___________________________________


(R)        ASSAY (as %HNO3)     96.0% Max.     98.97%      EDC-141
(R)        SULFATE (as %H2804)  0.07% Max.     0.047%      EDC-130
(R)        IRON (as Fe)         7.3 ppm Max.   2.87 ppm    EDC-110
(R)        OXIDES OF NITROGEN                    0.04% (WINTER)
           (AS N203)           0.15% Max.        0.10% (SUMMER)
                                                            EDC-145
(A)        LEAD SALTS           0.10% Max.     5 ppm        EDC-143
(A)        ASH                  0.10% Max.     <0.01%       EDC-144
(A)        NITROBODIES            NIL           NIL         EDC-160
(A)        CHLORIDES (AS HC)    5.0 ppm Max.   2.0 ppm      EDC-140
(B)        ALUMINUM (AS A)      75.0 ppm Max.  12.5 ppm (WINTER) AA
(R)        TURBIDITY            (SEE NOTE: #1) CLEAR        VISUAL

   NOTE #1: CLEAR WITH NO VISIBLE RESIDUE

* THE PRODUCT MEETS THE 0.15% N203 LIMIT AT THE TIME OF SHIPPING. DUE TO NORMAL BUILDUP, THE VALUE IS LIKELY TO BE HIGHER UPON
   DELIVERY DURING HOT WEATHER CONDITIONS.

   (R) ROUTINE ANALYSIS           (A) CHECKED AT INTERVALS

*  (B) THE ANALYSIS IS PERFORMED TWICE PER WEEK ON A BATCH BASIS
_________________________________________________________________



MONSANTO CHEMICAL COMPANY   MATERIAL NO.  DEPT.     Page  1  of  1
                                                        ___     ___
                            89119         221     Approvals - Date
                            ______________________________________

RAW MATERIAL SPECIFICATION FOR USE IN   ISSUE DATE  MGR
                                                      MANUFACTURING
                           NCB          01/11/91     /s/ W. Herman
                                                     4/1/91
_________________________________________________________________
PLANT                     REVISION NO.  REVIEW DATE SUPT.
                                                      MANUFACTURING
W.G. Krummrich Plant          1         02/01/94    /s/ J. D.
                                                        Garrison
                                                        3/12/91
_________________________________________________________________
MATERIAL (TRADE NAME)                        TOTAL QUALITY LEADER
Nitric Acid                               /s/T. M. Kreinbrook 3-19
_________________________________________________________________
MATERIAL (CHEMICAL NAME)                     PLANT PURCHASING AGENT
Nitric Acid                               /s/R. O. Cardwell 3/27/91
_________________________________________________________________
CHEMICAL FORMULA                             GROUP LEADER, R & D
                                          /s/E. D. Clemons 2/20/91
                         HNO3              ______________________
                                             OTHER:
_________________________________________________________________
SAMPLE FOR ANALYSIS                          MGR. PRODUCT SAFETY
1 x 8 Ounce GGS Bottle                    /s/J. E. Downes 4/2
_________________________________________________________________
APPROVED SUPPLIERS
El Dorado Chemical Company
_________________________________________________________________
_________________________________________________________________

Characteristics               Limits                 Method No.
____________________   ______________________   ___________________

                                             Typical
                                             _______
Appearance             Lt. yellow to                       10,201
                       red brown liquid

Color                  50 APHA, Max.         --            11,902
(Bleach 42 degree Be'
Acid Solution)

H2SO4                  0.07% Max.            0.06%         10,203

HC1                    5 ppm Max.            1 ppm         10,204

Foreign Odor           None                  None          10,207

Nitric Acid            97.5% Min.            98.5%         10,200
(HNO3)
Lead Salts             0.1% Max.             0.002%        --

Ash                    0.1% Max.             0.0007%       --

Iron                   15 ppm Max.           3 ppm         --

Oxides of              0.15% Max.            0.015%        --
Nitrogen
as N2O3

Supplier's certificate of analysis to be sent on day of shipment to Chief Chemist, Monsanto Company, 500 Monsanto Ave., Sauget, IL 62206-1198.

                          (UNCONTROLLED DOCUMENT)
                          _______________________

NOTE: THIS SPECIFICATION IS THE PROPERTY OF MONSANTO COMPANY AND IS FOR INTERNAL USE ONLY. IT MAY NOT BE RELEASED WITHOUT WRITTEN APPROVAL.
_________________________________________________________________
_________________________________________________________________





                                                                 SCHEDULE C
                                                                 __________
                                                                   01/01/94


                           SPECIAL INSTRUCTIONS
                           ____________________
            (Sampling, Testing, Packaging, Labeling, Shipping)


     Contractor shall sample every shipment of Product manufactured under this Agreement and test for acid concentration (% by weight), sulfate, oxides of nitrogen, iron and aluminum. Contractor shall retain for a period of two (2) months the laboratory sample from each shipment sufficient in size to permit at least one (1) complete reanalysis of specification properties.

     Packaging of Product is covered in Schedule D, entitled "Delivery
Schedule".

     Product shall be properly prepared and tendered for transportation in accordance with the United States Department of Transportation Hazardous Materials Regulations, including but not limited to (i) product classification, (ii) containers, (iii) loading, (iv) placarding and (v) shipping paper preparation.


ELDORADO.PA

                                                                 SCHEDULE D
                                                                   01/01/94

                        DELIVERY SCHEDULE

All shipments of Product from Contractor to Monsanto will be made F.O.B. the Facility, and shipped freight collect. Product shall be shipped in aluminum tank cars furnished and maintained by Contractor. At some future time Contractor and Monsanto agree to consider Contractor contracting of freight and reimbursement by Monsanto if advantageous rates can be achieved.

Monsanto shall supply to Contractor an estimated Product usage rate forecast for each calendar month. This information shall be provided to Contractor no later than five working days before the end of the prior calendar month. In addition, Monsanto and the Contractor shall communicate verbally on an as - needed basis, but not less than twice each week to review the status of inbound Product shipments, released rail cars, and changes in previously reported Product usage rates.

Further, Monsanto shall supply Contractor with a schedule of planned shutdowns of the Plant as soon as the dates are available.

Contractor shall, in good faith, meet Monsanto's "rolling inventory" Product requirement of l,000 tons (100% acid basis). Product requirement of 1,000 tons (100% acid basis). Rolling inventory is the sum of Product shipped from the Facility to Monsanto and Product in place at the Plant. Should Contractor or Monsanto desire to exceed the 1,000 tons "rolling inventory" requirement, a verbal agreement between both parties is necessary.

From time to time, the Contractor may be required to ship by tank truck. In the event said tank truck shipment is caused by the Contractor's inability to supply Product in tank cars, in the quantity as defined by Monsanto's usage rate forecast, as specified in this Schedule D, Contractor shall pay the difference in freight charges between tank truck and tank car.

In the event said tank truck shipment is caused by Monsanto's (i) change in usage rate forecast, as specified in this Section D, or (ii) inadequate supply of Material, Monsanto shall pay the freight charges for tank truck shipment.

In the event said tank truck shipment is caused by a third party, the payment of the difference in freight charges between tank truck and tank car shall be negotiated on a case by case basis. Any use of tank truck must be approved in advance by the Monsanto Representative.

Contractor's weights of Product will govern unless proven to be in error. For all shipments made by tank car, Contractor's weights will be those weights of Product made by the Union Pacific Railroad Company on their scales.

Delivery of Material to Contractor hereon shall be made by the Gulf Central Pipeline System with all costs for delivery to be born by Monsanto, or otherwise as may be mutually agreed to by the parties. Measurements of material by the Gulf Central Pipeline System metering point at the Facility will govern as weights of Material.

If either receiving party should question the Material or Product weights, the shipping party shall promptly supply the receiving party with adequate substantiation thereof. Empty Product tankcars are stick measured upon return to Contractor. Heals greater than one inch will be credited to Monsanto.

The above Delivery Schedule shall be reviewed on an annual basis with the Monsanto Representative and Contractor's Customer Service XXXXXXXXX Representative.

ELDORADO.PA

                                                                 SCHEDULE F
                                                                   01/01/94


                         INVOICES AND INVENTORIES


Contractor will use its best efforts to mail invoices for the Service Fee relative to Product delivered to Monsanto hereunder within seven (7) days of the date of shipment of such Product by Contractor from Facility. Terms of payment shall be net cash due thirty (30) days from date of receipt of the invoice.

      Product Service Fee invoices shall be sent to:

             The Chemical Group of Monsanto Company
             Arrangement Section
             Attn: T. Smith - F3ED
             800 North Lindbergh Blvd.
             St. Louis, Missouri 63167

Copies of Product Service Fee invoices will be sent to others within Monsanto per written instructions from The Monsanto Representative.

Contractor recognizes that Monsanto needs to have an uninterrupted supply of Product. Subject to the terms of this Agreement and Monsanto maintaining with Contractor at the Facility an inventory of Material in accordance with the terms of this Agreement, Contractor agrees to maintain an appropriate inventory of Product of between 800 and 1,200 tons at the Facility.

Contractor shall send Monsanto a monthly summary report of all Product Service Fee invoices and material balances. An example of this report is described in Schedule H.

ELDORADO.PA

                                                                 SCHEDULE G
                                                                   01/01/94

                          REPRESENTATIVES AND NOTICES

The Monsanto Representative for this contract shall be Mr. Robert E. Howard (Monsanto telephone number (314) 694-8054, mail code G5NA). The Monsanto Representative shall answer any technical and commercial questions relating to this contract.

Notices by either party shall be made in writing through a contract representative. "Monsanto Contract Representative" shall mean:

              Mr. William F. Parker (F2WB)
              Manager - Toll Manufacture
              The Chemical Group of Monsanto Company
              800 North Lindbergh Blvd.
              St. Louis, Missouri  63167

              and whose telephone number is:
              (314) 694-7030


"Contractor Representative" shall mean:

              Ms. Anne T. O'Donnell
              Manager, Industrial Chemicals
              El Dorado Chemical Company
              P.O. Box 419082
              St. Louis, Missouri 63141-1782

              and whose telephone number is:
              (314) 991-2853


Both Monsanto and Contractor shall have the right to change such representative at any time upon prior written notice to the other party.











ELDORADO.PA





29-Jun-88                                                          08/01/88
                                                      SCHEDULE H
                                                      __________

     EL DORADO CHEMICAL CO./MONSANTO CO.        MONTHLY PRODUCT INVOICES
     CONCENTRATED NITRIC ACID CONVERSION          AND MATERIAL BALANCE
                                                ________________________

     MAY 1988                                 ACID TONNAGE
                                  ______________________________________
SHIP   SHIPPER INVOICE  RAIL CAR  TONS AS   ASSAY   TONS ACID   EQUIV.
DATE   NUMBER  NUMBER   NUMBER    SHIPPED  PERCENT  100% BASIS  NH3 TONS
04-May  41323   86462   MCPX 6017   95.65   99.46%     95.133    28.741
05-May  41324   86905   ECDX 6200  125.95   99.50%    125.320    37.861
09-May  41325   88186   ECDX 2352   54.25   99.05%     53.735    16.234
09-May  41326   87000   ECDX 2353   61.85   99.36%     61.454    18.566
09-May  41327   87001   ECDX 2359   61.70   98.84%     60.984    18.424
16-May  41328   88187   ECDX 6201  124.70   98.92%    123.353    37.267
17-May  41329   88188   ECDX 6202  123.45   98.97%    122.178    36.912
17-May  41330   87887   ECDX 6015   95.15   99.07%     94.265    28.479
18-May  41331   88189   ECDX 6207  123.10   98.90%    122.339    36.961
23-May  41332   88602   ECDX 2357   61.95   98.46%     60.996    18.428
23-May  41333   88603   ECDX 2358   60.80   99.06%     60.228    18.196
24-May  41334   88708   ECDX 6200  123.90   98.85%    122.475    37.002
26-May  42645   88855   ECDX 6007   94.60   98.86%     93.522    28.254
26-May  42646   88856   ECDX 6010   95.05   99.16%     94.252    28.475
27-May  42647   89024   GATX 27013  99.10   99.24%     98.347    29.712
27-May  42648   89165   ECDX 2350   59.20   98.74%     58.454    17.660
27-May  42649   89166   ECDX 2352   60.35   98.55%     59.475    17.968
31-May  42650   89167   MONX 6204  120.75   98.93%    119.458    36.090
28-May  42651   89025   MCPX 6016   97.40   98.93%     96.358    29.111
   May  42652   89168   ECDX 6015   94.75   98.85%     93.660    28.296

                                             TOTALS: 1815.988   548.637

                   CONTRACT YEAR-TO-DATE BALANCE
                AUGUST 1987 THRU JULY 1988(TONS XH3)
             ____________________________________________

             BAL. DUE MONSANTO AT END
             OF PRIOR CONTRACT YEAR:              799.757

             YTD NH3 OWED TO MONSANTO:            912.866

             PLUS CURRENT MONTH DELIVERIES:       498.500
                                                __________
             MONSANTO TOTAL YTD:                 1411.366

             LESS CURRENT MONTH CONVERTED:        548.637
                                                __________
             BALANCE OWED TO MONSANTO THRU MAY:   862.729




SUBMITTED BY:  /s/A. T. O'Donnell     Date: 6/3/88
               __________________           _______________

YTD SHIPMENTS TO MONSANTO(TONS OF NITRIC):      22361.787


                                -25-


EL DORADO CHEMICAL COMPANY    MATERIAL SAFETY DATA     Page 1 of 4
_________________________________________________________________
                                           SCHEDULE I
                                    EL DORADO CHEMICAL COMPANY
El Dorado Chemical Company                 P.O. Box 231
Product Name                        EL DORADO, ARKANSAS 71731-0231
CONCENTRATED                        Plant Emergency Phone No.:
NITRIC ACID (98%)                         (501) 863-1400
                                      Chemtrec: 1-800-424-9300
_________________________________________________________________
PRODUCT IDENTIFICATION
_________________________________________________________________
Chemical Name:           Concentrated Nitric Acid

Synonyms:                Hydrogen Nitrate, Aqua Fortis, White
                            Fuming Nitric Acid

Chemical Formula:        HNO3

Concentration Range:     98 to 100%

CAS Reg. Number:         7697-37-2

DOT Proper Shipping      Nitric Acid (other than red fuming with
   Name:                    more than 70 percent nitric acid)

DOT/IMO Hazard Class:    8

DOT I.D. Number:         UN 2031

DOT Label(s)/Placard(s): CORROSIVE

DOT Emergency Response
   Guide Number:         Guide Number 44

Hazardous Substance(s)/
   RQ(s):                Yes - 1,000 lbs. (See Additional Comments)

U.S. Surface Freight
   Classification:       NITRIC ACID, 8, UN 2031, PG I, RQ
_________________________________________________________________
WARNING STATEMENTS
_________________________________________________________________
DANGER!
THIS PRODUCT IS A STRONG OXIDIZER!
LIQUID AND VAPOR CAUSE SEVERE BURNS
HARMFUL IF INHALED AND MAY CAUSE DELAYED LUNG INJURY
SPILLAGE MAY CAUSE FIRE OR LIBERATE DANGEROUS GAS
_________________________________________________________________
PRECAUTIONARY MEASURES
_________________________________________________________________
Do not breathe vapor.
Do not get in eyes, on skin, on clothing.
Keep container closed.
Use with adequate ventilation.
Wash hands and/or other exposed areas thoroughly after handling.
_________________________________________________________________
EMERGENCY AND FIRST AID PROCEDURES
_________________________________________________________________
IN CASE OF EYE OR SKIN CONTACT, immediately flush with plenty of water for at least 15 minutes while removing contaminated clothing and shoes. Call a physician. Wash clothing before reuse.

IF INHALED, remove to fresh air. If not breathing give artificial respiration, preferably mouth-to-mouth. If breathing is difficult, give oxygen. Call a physician.

IF INGESTED, and the victim is conscious, give large amounts of water or preferably milk. Do not induce vomiting. Transport the victim to a medical facility immediately.

MATERIAL SAFETY DATA Concentrated Nitric Acid (98%)
                     ______________________________



EL DORADO CHEMICAL COMPANY    MATERIAL SAFETY DATA     Page 2 of 4
_________________________________________________________________
PROTECTION INFORMATION
_________________________________________________________________
Eye Protection:                 Wear chemical safety goggles and face shield
                                when there is potential for eye and/or facial contact with the liquid. Provide eye baths in the immediate area of potential exposure.

Skin Protection:                Wear impervious PVC or Neoprene rubber gloves
                                and protective long-sleeved clothes when there is potential for skin contact with the liquid.
                                Wear impervious rubber boots, aprons and/or suits as appropriate when splashing is likely.
                                Remove contaminated clothing promptly and launder before reuse. Provide a safety shower in the immediate vicinity of potential exposure.

Respiratory
  Protection:                   Wear an NIOSH approved full face respirator or
                                a positive pressure self-contained breathing apparatus as appropriate for protection. When worn, chemical safety goggles are removed.
                                Consult with respirator manufacturers to determine the appropriate type of equipment for a given application.

Ventilation:                    Provide sufficient ventilation to control
                                exposure levels below airborne exposure limits
                                of 0.2 ppm. Local exhaust ventilation is
                                preferred.
_________________________________________________________________
FIRE PROTECTION INFORMATION
_________________________________________________________________
Flash Point:                    Not Applicable; strong oxidizing agent

Ignition Temperature:           Not Applicable

Flammable Limits:               Not Applicable

Extinguishing Media:            In case of FIRE, soak with water.

Special Fire Fighting           Wear full acid protective clothing with
   Instructions:                self-contained breathing apparatus. Evac-
                                uate area and stay upwind.

Unusual Fire and                Powerful oxidizing agent. May cause
   Explosion Hazards:           explosion when in contact with oxidizable
                                materials such as H2S, nitrate, wood,
                                cellulose, or other organic material.
_________________________________________________________________
HEALTH HAZARD DATA
_________________________________________________________________
Acute Effects:                  Nitric acid is highly corrosive, suffocating,
                                and fuming. The dilute acid can cause mild irritation, harden skin epithelium without destruction and cause chronic skin irritation.
                                The concentrated acid severely burns and stains the skin, destroys the tissues and burns the eyes.

                                Inhalation of nitric acid vapors is injurious to the lungs. Evidences of lung damage following exposure characteristically appear after a 4-30 hour delay. This, in the form of lung edema, may be severe and sometimes fatal.

Chronic Effects:                Continued exposure to nitric acid fumes can
                                erode the teeth and is severely irritating and corrosive to the mucous membranes of the respiratory tract.

Ingestion:                      Ingestion of concentrated nitric acid causes
                                immediate pain and burning of the mouth, throat, and stomach. Symptoms may range from nausea, vomiting, circulatory collapse, to death.

Carcinogenic Status:            None suspected.

Airbone
   Exposure Limits:             Product: CONCENTRATED NITRIC ACID (98%)--100%
                                by wt.

                                Exposure should be kept below these
                                limits:

                                Nitric Acid:
                                   OSHA PEL/TWA--2 ppm (8 hr)
                                   ACGIH TLV(X)/TWA--2 ppm (8 hr)
                                   STEL--4 ppm (15 min)
_________________________________________________________________

MATERIAL SAFETY DATA Concentrated Nitric Acid (98%)
                     ______________________________



EL DORADO CHEMICAL COMPANY    MATERIAL SAFETY DATA     Page 3 of 4
_________________________________________________________________
PHYSICAL DATA
_________________________________________________________________
Appearance and Odor:                    Colorless to light brown
                                        liquid with acrid odor.

Water Solubility:                       Miscible

Weight % HNO3:                          98.0 minimum

Specific gravity @ 60/60F:             1.5088

Bulk Density, lbs/gal (60F, 100F):    12.52, 12.80

Freezing Point, F(Approx.):            -42

Boiling Point, F(Approx.):             183

Viscosity, cp @ 20C(68F):             1.0

Vapor Density (Air=1):                  >1

pH:                                     <1

Vapor Pressure (mm Hg):                 51.0 @ 25C(77F)

Evaporation Rate (Butyl Acetate=1):     >1
_________________________________________________________________
REACTIVITY DATA:
_________________________________________________________________
Conditions to Avoid:            Avoid contact with organic refuse (wood,
                                alcohol, turpentine, charcoal, etc.)

Incompatibility:                Nitric acid is a strong oxidizer. Avoid contact
                                with organic materials, reducing agents, alkali, and metallic powders. Corrodes most metals.

Hazardous Decomposition         Oxides of nitrogen, a toxic gaseous
   Products:                    material, are produced.

Hazardous Polymerization:       Does not occur.
_________________________________________________________________
SPILL, LEAK & DISPOSAL INFORMATION
_________________________________________________________________
For a SPILL or LEAK, keep upwind of leak. Evacuate enclosed places until gas has dispersed. Flush away spill by flooding with water applied quickly to entire spill. Wear self-contained breathing apparatus if necessary to enter spill area.

Avoid skin, eye and respiratory contact - See Protection Information.


Flush small leaks and spills with large quantities of water. Where possible, contain and dilute large spills; then neutralize with limestone, soda ash, or liquid caustic soda.

Caution: Neutralization can produce vigorous reactions, boiling, and fumes. Remain upwind, evacuate downwind, if necessary. Dispose of any neutralization sludges or heavily contaminated soils in an approved landfill.

NOTE: Cleaned-up material is an RCRA Hazardous Waste.  Comply with federal, state and local regulations for waste disposal.
_________________________________________________________________
REGULATORY INFORMATION
_________________________________________________________________
TOXIC SUBSTANCES CONTROL ACT (TSCA):

This substance is listed on the Toxic Substances Control Act inventory.

SUPPLIER NOTIFICATION REQUIREMENTS:

This product, concentrated nitric acid, is subject to the reporting requirements of Section 313 of Title III of the Superfund Amendments and Reauthorization Act (SARA) of 1986 and 40 CFR-Part 372.

HAZARD CATEGORIES, per 40 CFR-Part 370:
   HEALTH: Immediate (Acute), Delayed (Chronic)
   PHYSICAL: Reactivity, Oxidizer
_________________________________________________________________

MATERIAL SAFETY DATA Concentrated Nitric Acid (98%)
                     ______________________________




EL DORADO CHEMICAL COMPANY    MATERIAL SAFETY DATA     Page 4 of 4
_________________________________________________________________
ADDITIONAL COMMENTS:
_________________________________________________________________
Concentrated nitric acid is a designated "Hazardous Substance". Spills of 1000 pounds or greater must be reported to the E.P.A. Call the National Response Center at 800-424-8802, or a regional office.
_________________________________________________________________
EFFECTIVE DATE: July, 1992             SUPERSEDES: September, 1991
_________________________________________________________________
FOR ADDITIONAL NON-EMERGENCY INFORMATION CONTACT: (314) 991-2853
                    El Dorado Chemical Company
                    P.O. Box 419082
                    St. Louis, Missouri 63141-1782
_________________________________________________________________
Although the information and recommendations set forth herein (hereinafter "Information") are presented in good faith and believed to be correct as of the date hereof. El Dorado Chemical Company makes no representations as to the completeness or accuracy thereof. Information is supplied upon the condition that the persons receiving same will make their own determination as to its suitability for their purposes prior to use. In no event will El Dorado Chemical Company be responsible for damages of any nature whatsoever (resulting from the use or reliance upon Information. NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER NATURE ARE MADE HEREUNDER WITH RESPECT TO INFORMATION OR THE PRODUCT TO WHICH INFORMATION REFERS
_________________________________________________________________
_________________________________________________________________
TLV is a registered trademark of the American Conference of Governmental Hygienists. (ACGIH)




MATERIAL SAFETY DATA Concentrated Nitric Acid (98%)
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